As Filed with the Securities and Exchange Commission on December 3, 2025

File No. 001-42856

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Versant Media Group, Inc.

(Exact name of Registrant as specified in its charter)

Pennsylvania	39-2087186
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

900 Sylvan Avenue Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Office)	(Zip Code)

(201) 735-2622

(Registrant’s telephone number, including area code)

Copies to:

John B. Meade

Stephen A. Byeff

Meaghan Kennedy

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Versant Media Group, Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1 (the “information statement”). None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained in the sections “Summary,” “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “The Separation,” “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Management,” “Compensation Discussion and Analysis,” “Certain Relationships and Related Party Transactions,” “Where You Can Find More Information” and “Index to Combined Financial Statements” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained in the sections “Risk Factors” and “Special Note Regarding Forward-Looking Statements” of the information statement. Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained in the sections “Summary,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Combined Financial Statements” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained in the section “Business—Properties” of the information statement. That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained in the section “Ownership of Common Stock by Certain Beneficial Owners and Management” of the information statement. That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained in the section “Management” of the information statement. That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained in the sections “Compensation Discussion and Analysis” and “Management” of the information statement. Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained in the sections “The Separation—Agreements with Comcast,” “Certain Relationships and Related Party Transactions,” “Management,” “Compensation Discussion and Analysis” and “Ownership of Common Stock by Certain Beneficial Owners and Management” of the information statement. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained in the section “Business—Legal Proceedings” of the information statement. That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained in the sections “Summary,” “Risk Factors,” “The Separation,” “Dividend Policy,” “Capitalization” and “Description of Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained in the section “Description of Capital Stock—Distributions of Securities” of the information statement. That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to Be Registered.

The information required by this item is contained in the section “Description of Capital Stock” of the information statement. That section is incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained in the section “Description of Capital Stock” of the information statement. That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained in the section “Index to Combined Financial Statements” (and the statements referenced therein) of the information statement. That section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained in the sections “Index to Combined Financial Statements” (and the statements referenced therein) of the information statement. That section is incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Title

2.1†+*	Form of Separation and Distribution Agreement between Comcast and Versant Media Group, Inc.

3.1*	Form of Amended and Restated Articles of Incorporation of Versant Media Group, Inc.

3.2*	Form of Amended and Restated Bylaws of Versant Media Group, Inc.

10.1†+*	Form of Transition Services Agreement between Comcast and Versant Media Group, Inc.

10.2†+*	Form of Tax Matters Agreement between Comcast and Versant Media Group, Inc.

10.3†*	Form of Employee Matters Agreement between Comcast and Versant Media Group, Inc.

10.4*	Form of Versant Media Group, Inc. Omnibus Equity Incentive Plan

10.5*	Form of Indemnification Agreement for Non-Employee Directors

10.6*	Executive Employment Agreement of Mark Lazarus

10.7*	Executive Employment Agreement of Anand M. Kini

10.8*	Executive Employment Agreement of Jordan R. Fasbender

10.9+†*	Credit and Guaranty Agreement, dated as of October 3, 2025, among Versant Media Group, Inc., as borrower, certain subsidiary guarantors party thereto from time to time, the financial institutions party thereto, as lenders and issuing banks, and J.P. Morgan Chase Bank, N.A., as administrative agent, collateral agent and swingline lender

10.10+†*	Form of Credit and Guaranty Agreement among Versant Media Group, Inc., as borrower, certain subsidiary guarantors party thereto from time to time, the financial institutions party thereto, as lenders and issuing banks, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent

10.11+*	Indenture, dated as of October 29, 2025, between Versant Media Group, Inc., as issuer, and Citibank, N.A., as trustee and notes collateral agent

21*	Subsidiaries of the Registrant

99.1	Preliminary Information Statement dated December 3, 2025

99.2	Form of Notice of Internet Availability of Information Statement Materials

*	Previously filed.
†

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

+	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Versant Media Group, Inc.

By:	/s/ Daniel C. Murdock
Name: Daniel C. Murdock
Title: Authorized Signatory

Date: December 3, 2025

5